SCHEDULE 14A INFORMATION
(RULE 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [X]

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[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12

ARTES MEDICAL, INC.
(Name of Registrant as Specified in Charter)

H. MICHAEL SHACK
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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DR. H. MICHAEL SHACK, PROXY ORGANIZER, FILES FEDERAL COMPLAINT AGAINST ARTES MEDICAL, INC. AND ITS BOARD OF DIRECTORS

Dr. H. Michael Shack (“Dr. Shack” or “Proxy Organizer”) announced today that he filed a complaint on October 22, 2008 in the United States District Court, Southern District of California, against Artes Medical, Inc. (NASDAQ: ARTE) (the “Company”) and its Board of Directors (the “Board”) (the “Complaint”).  The Complaint alleges that the Company and the Directors have filed false and misleading proxy statements with the Securities and Exchange Commission (the “SEC”) and the Directors have breached their fiduciary duties owed to stockholders.

The defendants in the Complaint are Artes Medical, Inc.; Christopher J. Reinhard; Douglas Abel; John R Constantino; Todd C. Davis; Beverly A. Huss; Lon E. Otremba; and Robert B. Sherman.

The Complaint alleges that the Company and the Board filed a proxy statement with the SEC that materially misrepresents the validity of Dr. Shack’s proxy solicitation.

The Complaint seeks:

1.           Temporary Restraining Order declaring that:

A.	Dr. Shack’s proxy recommendations will be heard and voted upon at the 2008 Artes Annual Stockholders’ Meeting (the “Annual Meeting”);
B.	All stockholders, including Dr. Shack, may attend, speak and vote at the Annual Meeting; and
C.	The proxies Dr. Shack has received or will receive will be counted at the Annual Meeting.

2.           A Preliminary Injunction against the Company and the Directors enjoining and restraining them from interfering with Dr. Shack’s attempt to exercise and vote the proxies he currently holds or will receive at the Annual Meeting.

The declaratory and injunctive relief sought in the Complaint is necessary to ensure that all stockholders’ proxy votes will be counted at the Annual Meeting.  Without truthful information about Dr. Shack’s recommendations, the stockholders will be irreparably harmed.

Dr. Shack urges stockholders to review all the materials that have been filed with the SEC to ensure that they are fully informed prior to casting their votes at the 2008 Annual Meeting whether in person on October 30, 2008 or by proxy.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on the Proxy Organizer’s current beliefs and assumptions and on information currently available to the Proxy Organizer.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  As a result of these risks, uncertainties and other factors, readers are cautioned not to place undue reliance on any forward-looking statements included in this press release.  These forward-looking statements represent beliefs and assumptions only as of the date of this document, and the Proxy Organizer assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.

IMPORTANT ADDITIONAL INFORMATION

On October 6, 2008, the Proxy Organizer filed a definitive proxy statement with the SEC in connection with the solicitation of proxies for the Artes Medical, Inc. 2008 Annual Stockholders’ Meeting (the “Proxy Statement”).  The Proxy Organizer has mailed the Proxy Statement to all stockholders.  The Proxy Statement contains important information about Artes Medical, Inc. and the Annual Meeting.  All stockholders are urged to read the Proxy Statement carefully.  Stockholders can obtain copies of the Proxy Statement and other documents filed by the Company and Proxy Organizer with the SEC in connection with the Annual Meeting for free at the SEC’s website at www.sec.gov.  The Proxy Organizer is deemed a participant in the solicitation of proxies from stockholders in connection with the Annual Meeting.  All proxy documents are also available in German language upon request from Mackenzie Partners at (212) 929-5500 or via e-mail at proxy@mackenziepartners.com.

Dr. Shack’s Proxy Statement is available in English and German language on the internet at www.artesproxy.com.

The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Organizer’s Proxy Statement.